UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2017

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION	38-2726431
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

1-5611	CONSUMERS ENERGY COMPANY	38-0442310
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2017 CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers”) announced the following management changes.

As of April 1, 2017, John M. Butler has elected to retire from his position as senior vice president, human resources and shared services.  Catherine A. Hendrian, age 48, will assume the position of senior vice president of human resources.  Ms. Hendrian was elected as vice president in 2015. From 2012-2015, she served as director of human resources at Consumers.  Prior to that Ms. Hendrian served in various roles of increasing responsibilities at Consumers, including serving as human resources strategy, communications and performance director and a senior human resources consultant.

As of April 1, 2017, Jean-Francois Brossoit will assume the position of senior vice president of transformation and shared services.   Mr. Brossoit, age 49, was elected as vice president in 2016. From 2012-2016, he served as vice president of United Technologies - Climate, Control and Security.  From 2006 and 2012, Mr. Brossoit served in various roles of increasing responsibilities at United Technologies, including plant manager and quality director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: February 23, 2017	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and
Chief Compliance Officer

CONSUMERS ENERGY COMPANY

Dated: February 23, 2017	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President, Corporate Secretary and
Chief Compliance Officer